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                                                                 EXHIBIT 10.21
                                [EDDIE BAUER LOGO]
                                    EST. 1920

                           2005 ANNUAL INCENTIVE PLAN

                            SUMMARY PLAN DESCRIPTION

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PLAN PURPOSE

The 2005 Incentive Plan is designed to encourage and reward all eligible Eddie Bauer Holdings, Inc.'s associates for their contribution to the Company's success and for their individual performance. This Plan replaces any previous incentive plan for the Plan Period January 2, 2005 - December 31, 2005.

PLAN PERIOD

The plan period is fiscal 2005; January 2, 2005 through December 31, 2005.

PERFORMANCE MEASURES

The performance measures consist of two, weighted components:

- Overall company financial performance (for all divisions except International and Licensing)

      -     Net Sales (Sales less returns)

      -     Earnings Before Interest and Taxes (EBIT)

-     Your individual performance

Licensing and International

The performance measures consist of two, weighted components:

-     Financial performance

      -     Divisional Royalties

      -     Overall company EBIT

-     Your individual performance

      FINANCIAL PERFORMANCE

      Net sales (or royalties) and EBIT are combined into a Financial Matrix for one overall score. For example, in the matrix on the following page, if both net sales and EBIT reach 100% of target, the financial performance portion of an associate's payout would be 100%.

      Net sales and EBIT are weighted in the Financial Matrix as follows:

      - Thirty percent of the Financial Matrix will be determined based upon Eddie Bauer Holdings, Inc.'s Net Sales targets for the plan period as defined by the CEO and the Board of Directors.

            - For International and Licensing, 30% of the Financial Matrix will be determined based on their Divisional Royalties

      - Seventy percent of the Financial Matrix will be determined based upon Eddie Bauer Holdings, Inc.'s EBIT targets for the plan period, as defined by the CEO and the Board of Directors.

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                                FINANCIAL MATRIX




NET
SALES                                       EBIT (% OF PLAN)
(% OF PLAN)  < 80%        80%         90%         100%        110%        120%         > or = 120%
> or = 115%   0%         87.5%       105.0%       122.5%      140.0%      157.5%       175.0%

       115%   0%         80.0%        97.5%       115.0%      132.5%      150.0%       167.5%

       107%   0%         72.5%        90.0%       107.5%      125.0%      142.5%       160.0%

       100%   0%         65.0%        82.5%       100.0%      117.5%      135.0%       152.5%

        95%   0%         57.5%        75.0%        92.5%      110.0%      127.5%       145.0%

        90%   0%         50.0%        67.5%        85.0%      102.5%      120.0%       137.5%

      < 90%   0%            0%           0%           0%          0%          0%           0%

      - Net sales (or royalties) and EBIT must reach their thresholds for ANY portion of incentive to payout

      INDIVIDUAL PERFORMANCE

      Individual performance is based upon the associate's performance rating from the 2005 performance evaluation process.

PERFORMANCE WEIGHTING

The Financial Matrix and individual performance measures are weighted differently depending on level.

                                                               FINANCIAL MATRIX            INDIVIDUAL
LEVEL                                                     Net Sales (Royalties)/EBIT       PERFORMANCE      TOTAL
------------------------------------------------          --------------------------       -----------      -----
Divisional Vice Presidents & Vice Presidents                          80%                      20%          100%
Managers, Group Managers & Directors                                  67%                      33%          100%
Individual contributors, Nonexempt & Exempt staff                     50%                      50%          100%

INCENTIVE TARGET

A participant's Incentive Target is based upon the incentive percentage of his or her current position.

INCENTIVE PAYOUT POTENTIAL

- The Financial Matrix can pay from 50% to 175% of an associate's incentive target for this measure based upon actual performance achieved.

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-     Individual performance can pay from 50% to 150% of an associate's incentive target for this measure based upon his or her performance rating from the 2005 performance evaluation process.

CALCULATION EXAMPLE

Assume an associate's salary at the end of the Plan Period is $38,000 with a 3% incentive target. Their potential payout is as follows:

-     Salary x incentive target = payout potential
      $38,000 x 3% = $1,140

Further assume the associate is in the "Individual contributor, Nonexempt and Exempt Staff" category; therefore, their incentive is weighted as follows:

- 50% financial performance + 50% individual performance = payout potential $570 financial performance + $570 individual performance = $1,140

Finally, assume that the financial performance reached 105% (90% EBIT and 115% net sales achievement) and the associate's performance score warranted 100% of the Individual Performance payout:

-     Financial performance is $570 x 105% = $598.50

-     Individual performance is $570 x 100% = $570.00

-     Total incentive is $598.50+ $570.00 = $1,168.50

ELIGIBILITY

Associates are eligible to participate in the 2005 incentive plan if they meet the following criteria:

      ACTIVE ASSOCIATES:

      - Associates must be hired or promoted to an eligible position on or before October 1, 2005 (the last day of the third fiscal quarter for
            2005)

            - If hired or promoted to an eligible position after January 2, 2005 and on or before October 1, 2005, they will be eligible to receive a prorated payout based upon their actual time in position.

            - If hired or promoted to an eligible position on or before January 2, 2005, the associate will be eligible to receive a full payout for this incentive Plan Period.

      - Associates who were in different incentive level positions during the Plan Period will be eligible for a total payment using the payout calculation that will give credit for the time in each position and at each salary level.

      - Associates on a performance action plan at the end of the Plan Period will not be eligible to receive any portion of their incentive.

      SEPARATED ASSOCIATES:

      - Associates who retire or voluntarily separate prior to the payout date will not receive an incentive plan payment.

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      -     An associate who is Involuntarily Terminated (other than for
            Misconduct) after December 31, 2005 but prior to the payout date may be eligible to receive, at the sole discretion of the Company, the financial performance portion of the incentive payout, if earned. Such incentive payout, if any, will be payable at the time they are made to other eligible associates.

      - Associates who are separated due to death or Incapacity after December 31, 2005 but prior to the payout date may be eligible to receive, at the sole discretion of the Company, the financial portion of the incentive payout, if earned. Such incentive payout, if any, will be payable at the time they are made to other eligible associates.

ELIGIBLE INCOME

- For exempt associates, incentive payouts will be calculated using Base Salary as of the last day of the Plan Period (December 31, 2005), unless the associate was in different incentive level positions during the Plan Period. They will be eligible for a total payment using the payout calculation that will give credit for the time in each position and at each salary level.

- For nonexempt associates, incentive Payouts will be calculated using earnings during the Plan Period excluding any incentives or bonuses paid.

- The incentive payment will be pro-rated for any approved leave of absence lasting more than twelve weeks.

PAYOUT

The Incentive Payout is determined after the close of the Plan Period and the 2005 performance evaluation process when results are available to the Board of Directors. The payout will occur as soon as administratively feasible after the financial close of the year and completion of the 2005 performance evaluation process.

AMENDMENT AND TERMINATION OF THE PLAN

Eddie Bauer Holdings, Inc. reserves the right to amend, modify, suspend or terminate this plan in whole or in part at any time without advance notice to or prior approval of the plan participants.

DEFINED TERMS

         "Base Salary" means an Associate's annual base salary.

         "CEO" means the Chief Executive Officer of the Company.

         Company" means Eddie Bauer Holdings, Inc.

         "EBIT" means earnings before interest and taxes; gross margin minus expenses minus interest.

         "Incapacity" means an associate's inability to perform all of his or her duties by reason of illness, physical or mental disability, or other similar incapacity, which inability has continued or reasonably could be expected to continue for more than ninety (90) days.

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         All determinations of Incapacity under the Plan shall be made in accordance with applicable federal and state law and shall be made by the Company.

         "Incentive Payout" means the amounts payable, if any, to a participant in accordance with this Plan.

         "Incentive Target" means the incentive potential of a participant in accordance with this Plan.

         "Involuntary Termination (Involuntarily Terminated)" means the termination of employment with the Company for reasons other than resignation, retirement or Misconduct.

         "Misconduct" means: (i) a violation of the work rules of the employee's employer or willful breach of standard business conduct by the employee or the employee's intentional or willful failure to perform the duties and responsibilities of the employee's position, (ii) the willful engaging by the employee in any act or omission that is injurious to the business, reputation, character or community standing of the Company or its affiliates, (iii) the engaging by the employee in dishonest, fraudulent or unethical conduct, including, but not limited to moral turpitude to the extent that, in the reasonable judgment of the CEO, the employee's reputation and credibility no longer conform to the standards expected of the Company's employees, (iv) the employee's admission, confession, plea bargain to or conviction in a court of law of any crime or offense involving misuse or misappropriation of money or other property, fraud or moral turpitude, or a felony, or (v) a violation of any statutory or common law duty to the Company, including, but not limited to, the duty of loyalty.

         "Net Sales" means sales less returns.

         "Operating Sales" means sales before in-store catalog returns and return reserve.

         "Plan Period" means January 2, 2005 through December 31, 2005.

         "Royalties" means funds collected from joint ventures and licensing agreements

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